Exhibit 99.1

News Media Contact
phone (937) 224-5940
e-mail communications@dplinc.com

DPL PURCHASES RETAIL ELECTRIC SUPPLIER
MC SQUARED ENERGY SERVICES

DAYTON, Ohio — March 2, 2011 - DPL Inc. (NYSE:DPL) today announced the purchase of Chicago-based retail electricity supplier MC Squared Energy Services, LLC (mc2), which serves approximately 2,000 customer accounts in northern Illinois.

“Mc2 has a solid management team with extensive retail operating experience in competitive electricity markets,” said DPL president and CEO Paul Barbas. “Their successful business model will complement our existing Ohio retail market activity and provide a platform to expand into other attractive markets.”

“We believe this transaction provides value to our current customers and enhances our opportunity for growth,” said mc2 President, Chuck Sutton. Mr. Sutton will continue to be responsible for the overall operation of the organization.

The transaction will be executed by DPL’s retail electric subsidiary, DPL Energy Resources (DPLER) as purchaser. Terms of the transaction were not disclosed. DPLER currently markets electricity to commercial and business customers in Ohio.

About DPL

DPL Inc. (NYSE:DPL) is a regional energy company.  DPL was named one of Forbes’ “100 Most Trustworthy Companies” for the second consecutive year in August 2010.

DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,000 megawatts are natural gas and diesel peaking units. Further information can be found at www.dplinc.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,”

“continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development and operation of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions including the impacts the current financial crisis may have on our business and financial condition; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

The information contained herein is submitted for general information and not in connection with any sale or offer for sale of, or solicitation of any offer to buy, any securities.

About mc2

Established in 2008 by veteran energy industry experts, mc2 is an Alternative Retail Electricity Supplier (ARES) licensed by the Illinois Commerce Commission. Mc2 has a local experienced team that helps Illinois businesses manage their risk by providing them with competitive electric supply products and services. Further information can be found at www.mc2energyservices.com.

###